Exhibit 99.1

Theragenics Reports Revenue and Earnings for Third Quarter 2011

Third Quarter EPS Increases to $0.03 in 2011 from $0.02 in 2010
Year-to-Date EPS Increases to $0.08 from $0.05 in 2010

BUFORD, Ga.--(BUSINESS WIRE)--November 3, 2011--Theragenics Corporation® (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the third quarter ended September 30, 2011.

Highlights

  Consolidated revenue of $21.1 million for the third quarter of 2011, up 3% over 2010
    Surgical products revenue up 6% in the quarter
    Brachytherapy revenue down 2% in the quarter
  EPS of $0.03 in the third quarter of 2011 vs. $0.02 in 2010
  Adjusted EBITDA of $4.0 million in the third quarter of 2011 vs. $3.2 million in 2010
  At September 30, 2011, cash, cash equivalents and marketable securities were $43.3 million, credit facility borrowings were $24.5 million, resulting in a net positive position of $18.8 million

Consolidated Results

Consolidated revenue was $21.1 million in third quarter, reflecting a 3% increase over 2010. For the nine-month period, consolidated revenue was $62.9 million, reflecting a 2% increase over 2010.

Third quarter EPS was $0.03 compared to $0.02 in 2010. Special items reduced EPS by $0.02 in the third quarter of 2010 and had no effect on EPS in the third quarter of 2011. For the nine-month period, EPS was $0.08 compared to $0.05 in 2010. Special items reduced EPS by $0.01 in the first nine months of 2011 and by $0.04 in the first nine months of 2010. Pre-tax charges for special items that affected earnings in each of the periods are detailed in Table V to this press release.

Segment Results

Surgical Products Segment

Revenue in our surgical products segment was $15.3 million in the third quarter of 2011, an increase of 6% over the third quarter of 2010. For the nine-month period, revenue was $45.1 million, an increase of 3% over 2010. Operating income was $780,000 in third quarter of 2011 compared to $154,000 in 2010. Pre-tax charges for special items totaled $514,000 in the third quarter of 2010. There were no charges for special items in the third quarter of 2011. Operating income for the nine month year-to-date period was $1.1 million compared to $152,000 in 2010. Pre-tax charges for special items totaled $218,000 in the 2011 year-to-date period and $1.3 million in the 2010 year-to-date period. Pre-tax charges for special items are detailed in Table V to this press release.

“Our surgical products business again delivered year over year revenue and profit growth, while uncertainties in the medical device sector continue. Gross margins in our surgical products business for the quarter showed improvements from the first half of this year,” stated M. Christine Jacobs, Chairman and CEO of Theragenics.

Brachytherapy Seed Segment

Revenue in our brachytherapy segment was $6.1 million in the third quarter of 2011, a 2% decrease from 2010. In the nine-month period, revenue was $18.3 million, a 1% increase over 2010. Operating income was $1.2 million in third quarter of 2011 compared to $1.1 million in 2010. Pre-tax charges for special items totaled $250,000 in the third quarter of 2010. There were no charges for special items in the third quarter of 2011. In the nine month year-to-date period, operating income was $3.8 million, compared to $3.2 million in 2010. Pre-tax charges for special items totaled $304,000 in the 2011 year-to-date period and $750,000 in the 2010 year-to-date period. The pre-tax charges for special items are detailed in Table V to this press release.

Ms. Jacobs commented, “Our brachytherapy business continues to generate healthy profits and cash flows. We are accomplishing this in an industry facing a difficult and unique set of challenges. It is our hope the year over year industry wide procedure declines we’ve seen in the past are beginning to level out.”

Ms. Jacobs concluded, “Much uncertainty remains in our two sectors. Yet our strategic plan is delivering results. Our plan is a solid one based on year over year growth and steady improvements in operations. These fundamental strategic initiatives position us to take advantage of future opportunities or changes in the macroeconomic climate.”

Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Segment information, including revenue and operating income by segment is summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA). Table V includes a detail of our pre-tax charges for special items.

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 877-407-4019 or 201-689-8337. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations.” You also can access a phone replay of the call until midnight, November 10, 2011 by dialing 877-660-6853 or 201-612-7415, and entering the account # 372 and replay ID 381638.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, markets and distributes “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line includes its palladium-103 TheraSeed® device (www.theraseed.com), and the iodine-125 based devices I-Seed and OncoSeed™, all of which are used primarily in the minimally invasive treatment of localized prostate cancer. The terms "Company", "we", "us", or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share-based compensation (which we refer to as “Adjusted EBITDA”. We believe Adjusted EBITDA provides an additional and meaningful assessment of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historic operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize Adjusted EBITDA to, among other things, 1) establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 5) as part of several components we consider in determining incentive compensation. We believe presentation of Adjusted EBITDA provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please refer to Table IV to this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, investment in our surgical products business, investments in IT systems and expectations for new distributors. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for wound closure, vascular access, specialty needle, brachytherapy and, more broadly, medical devices, competition from other companies within the wound closure, vascular access, specialty needle, brachytherapy and medical device markets, competition from other methods of treatments, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Product sales	$20,500	$20,024	$61,206	$60,424
Licensing and fee income	562	388	1,645	1,083
Total revenue	21,062	20,412	62,851	61,507
Cost of sales	12,293	11,919	37,407	36,343
Gross profit	8,769	8,493	25,444	25,164
Operating expenses:
Selling, general & administrative	5,651	5,889	17,044	17,911
Amortization of purchased intangibles	698	728	2,094	2,379
Research & development	380	529	1,375	1,383
Loss on disposal of equipment	2	72	4	111
	6,731	7,218	20,517	21,784
Operating income	2,038	1,275	4,927	3,380
Non-operating items:
Interest income	39	27	122	69
Interest expense	(166)	(257)	(529)	(796)
Other	1	-	4	49
	(126)	(230)	(403)	(678)
Earnings before income taxes	1,912	1,045	4,524	2,702
Income tax expense	771	274	1,740	1,005
Net earnings	$1,141	$771	$2,784	$1,697
Earnings per share:
Basic	$0.03	$0.02	$0.08	$0.05
Diluted	$0.03	$0.02	$0.08	$0.05
Weighted average shares:
Basic	33,442	33,276	33,400	33,252
Diluted	33,727	33,407	33,766	33,430

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	September 30, 2011	December 31, 2010
Cash, cash equivalents & marketable securities	$43,296	$40,623
Trade accounts receivable	9,769	9,567
Inventories, net	15,864	13,116
Deferred income tax asset	1,943	1,843
Prepaid expenses & other current assets	865	917
Total current assets	71,737	66,066
Property and equipment, net	35,307	36,722
Intangible assets	10,174	12,319
Other long-term assets	85	80
Total assets	117,303	$115,187

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$6,614	$5,627
Income taxes payable	414	8
Short-term borrowings	2,500	3,333
Total current liabilities	9,528	8,968

Long-term debt	22,000	23,667
Deferred income tax liability	1,074	1,213
Other long-term liabilities	1,091	1,060
Total long-term liabilities	24,165	25,940

Shareholders’ equity	83,610	80,279
Total liabilities & shareholders’ equity	$117,303	$115,187

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
(In thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue
Surgical products	$15,280	$14,472	$45,142	$43,937
Brachytherapy seed	6,053	6,149	18,284	18,029
	21,333	20,621	63,426	61,966
Intersegment Eliminations	(271)	(209)	(575)	(459)
Consolidated	$21,062	$20,412	$62,851	$61,507

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating income
Surgical products	$780	$154	$1,087	$152
Brachytherapy seed	1,243	1,127	3,838	3,246
	2,023	1,281	4,925	3,398
Intersegment Eliminations	15	(6)	2	(18)
Consolidated	$2,038	$1,275	$4,927	$3,380

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-BASED COMPENSATION (ADJUSTED EBITDA)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net earnings, US GAAP	$1,141	$771	$2,784	$1,697
Income tax expense	771	274	1,740	1,005
Interest income	(39)	(27)	(122)	(69)
Interest expense	166	257	529	796
Other non-operating income/expense	(1)	-	(4)	(49)
Operating income	2,038	1,275	4,927	3,380
Depreciation and amortization	1,812	1,808	5,404	5,431
Share-based compensation	199	136	560	397
Adjusted EBITDA(a)	$4,049	$3,219	$10,891	$9,208

(a) Represents a non-GAAP financial measure. See page 3 of this press release for information on non-GAAP financial measures. The Company currently refers to earnings before interest, taxes, depreciation, amortization and share-based compensation as “Adjusted EBITDA.”

TABLE V
THERAGENICS CORPORATION AND SUBSIDIARIES
PRE-TAX CHARGES FOR SPECIAL ITEMS
(Unaudited)
(In thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Surgical Products Segment
Core receivables[1]	$-	$44	$-	$94
Acquisition proposal expenses[2]	-	-	218	-
Professional fees[3]	-	37	-	609
Moving related expenses[4]	-	433	-	570
	$-	$514	$218	$1,273

Brachytherapy Segment
Core receivables[1]	$-	$250	$215	$750
Acquisition proposal expenses[2]	-	-	89	-
	$-	$250	$304	$750

Consolidated
Core receivables[1]	$-	$294	$215	$844
Acquisition proposal expenses[2]	-	-	307	-
Professional fees[3]	-	37	-	609
Moving related expenses[4]	-	433	-	570
	$-	$764	$522	$2,023

[1] Charges for accounts receivable from Core Oncology for which we believe collection is doubtful.

[2] Represents expenses associated with consideration of and response to unsolicited acquisition proposal.

[3] Represents professional fees related to legal actions we initiated against the former owner of CP Medical.

[4] Represents moving related expenses in connection with new needle manufacturing facility.

CONTACT:
Theragenics Corporation
Frank Tarallo, 800-998-8479 or 770-271-0233
CFO & Treasurer
or
Lisa Rassel, 800-998-8479 or 770-271-0233
Manager of Investor Relations
www.theragenics.com